EXHIBIT 10(A)


                                                       220 NW 2ND AVENUE
                                                       PORTLAND, OR 97209
MEMORANDUM                       [LOGO] NW NATURAL     TEL  503.226.4211
                                                       www. nwnatural.com


                              RETIREMENT AGREEMENT

Diana Johnston will retire effective November 1, 2000. Following are the retirement provisions agreed upon between NW Natural and Diana Johnston, as approved by the Board of Directors on July 27, 2000.

o Payment of a minimum $35,000 bonus in 2001 for 2000 performance. Diana will already be eligible for a bonus under the Executive Annual Incentive Plan based on her retirement date. This provision establishes the minimum bonus at 25% of her annual salary, which is the target level for her position. Payment will be made in March of 2001.

o Inclusion of the above bonus in Final Average Compensation (FAC) for purposes of determining the ESRIP target. This provision offsets the impact on Diana's FAC of the absence of a bonus in 1999 for 1998 company performance. The resulting FAC will be at least $161,700.

o Reduction of the early retirement factor applied to the ESRIP target from 6% to 3% per year. The resulting target compensation at age 56, absent social security, would be no less that $78,700 based on the straight life annuity.

o Payment of a lump sum of $15,000 to help offset future increases in medical premiums, to be paid in November of 2000.

o Payment of a $35,000 consulting fee for assistance with the transition from November 1, 2000 through January 31, 2001. The amount will be paid in three payments as follows: $12,000 each on November 15 and December 15, 2000 and $11,000 on January 15, 2001. The need for additional consulting in 2001 will be evaluated at the end of January.

All other benefits and provisions will be those that are normally provided to officers by plans detailed in separate Company documents.



/s/ Richard G. Reiten      9/20/00           /s/ Diana J. Johnston      9/20/00
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Richard G. Reiten          Date              Diana J. Johnston          Date
President & CEO                              Vice President Human Resources &
                                             Administrative Services